UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 5, 2010

AMCON DISTRIBUTING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-15589	47-0702918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7405 Irvington Road, Omaha, NE	68122
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(402) 331-3727

__________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

AMCON Distributing Company held its annual meeting of stockholders on Monday, April 5, 2010, at which meeting our stockholders voted upon the following matters:

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The election of two Class I directors to hold office for a term expiring at our 2013 annual meeting of stockholders, and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal; and

•	The ratification and approval of the selection of our independent registered public accounting firm for our 2010 fiscal year.

Election of Directors

At the annual meeting, Jeremy W. Hobbs and Stanley Mayer each was elected as a Class I director. The following is a summary of the votes cast at the annual meeting with respect to the election of directors:

Name	Votes in Favor	Votes Withheld
Jeremy W. Hobbs	316,819	11,172
Stanley Mayer	315,295	12,696

There were 123,585 broker non-votes with respect to this matter.

In addition to the two Class I directors elected at the Annual Meeting, the persons continuing their term of office as members of our board of directors are:

Class II Directors (term to expire in 2011)
Christopher H. Atayan
Raymond F. Bentele
Class III Directors (term to expire in 2012)
Kathleen M. Evans
John R. Loyack
Timothy R. Pestotnik

Ratification and Approval of Independent Registered Public Accounting Firm

At the annual meeting, the selection of McGladrey and Pullen, LLP as our independent registered public accounting firm for our 2010 fiscal year was ratified and approved. The following is a summary of the votes cast at the annual meeting with respect to this matter:

	Votes in Favor	Votes Against	Votes Abstaining
Ratification and approval of the selection of McGladrey and Pullen, LLP	440,985	9,118	1,473

There were no broker non-votes with respect to this matter.

Additional information regarding the matters voted on at the annual meeting is contained in our proxy statement dated March 5, 2010.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCON DISTRIBUTING COMPANY

Dated: April 7, 2010
	By:	/s/ Andrew C. Plummer
Andrew C. Plummer
Vice President & Chief Financial Officer

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